UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 10, 2019 (May 8, 2019)

 THIRD POINT REINSURANCE LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
The registrant’s common shares began trading on the New York Stock Exchange on August 15, 2013 under the symbol “TPRE”.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 9, 2019, Third Point Reinsurance Ltd. (the “Company”) issued a press release announcing that J. Robert Bredahl, President and Chief Executive Officer of the Company and Chief Executive Officer of Third Point Reinsurance (USA) Ltd., will be stepping down from all positions with the Company and its affiliates, including as a member of the Company’s Board of Directors (the “Board”), effective on May 10, 2019. Daniel Malloy, currently the Chief Executive Officer of the Company’s subsidiary, Third Point Reinsurance Company Ltd., has been appointed to serve as CEO of the Company upon Mr. Bredahl’s resignation, subject to the approval of the Bermuda Department of Immigration. For information about Mr. Malloy’s qualifications and background, please refer to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2019 (the “Proxy Statement”).

In connection with Mr. Malloy’s appointment as CEO of the Company, Mr. Malloy and the Company have entered into an amendment to Mr. Malloy’s Employment Agreement, dated January 23, 2012 (the “Amendment”). The Amendment extends the employment term of Mr. Malloy’s Employment Agreement by three years to May 10, 2022. Pursuant to the Amendment, Mr. Malloy will receive a one-time signing bonus of $200,000 following his commencement as CEO. In addition, Mr. Malloy may be eligible to receive a one-time discretionary cash bonus based on the Board’s assessment of Mr. Malloy’s 2019 performance as CEO. Mr. Malloy’s current compensation and benefits will otherwise remain the same as under his Employment Agreement, the material terms of which are described in the Proxy Statement. The foregoing description of the Amendment is subject to, and qualified in its entirety by, the complete text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019.

In connection with Mr. Bredahl’s departure, and as contemplated by Mr. Bredahl’s Employment Agreement, dated March 1, 2017, Mr. Bredahl and the Company entered into a Separation Agreement and Waiver and Release of Claims (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Bredahl will receive the compensation and benefits payable upon a termination without cause under his Employment Agreement with the Company, the terms of which are described in the Proxy Statement, which description is incorporated herein by reference, in addition to any notice pay required under Bermuda law. In consideration of Mr. Bredahl’s commitment to assist the Company as to transition matters that may arise following his departure, the Company has also agreed to pay Mr. Bredahl an additional lump sum payment of $650,000.

In addition to the treatment of Mr. Bredahl’s outstanding equity awards provided under the Employment Agreement, pursuant to the Separation Agreement, (a) all unvested Company performance-vesting restricted shares granted in 2017 and 2018 will remain outstanding through the end of the scheduled performance cycles, as applicable, and will vest and/or be forfeited based on satisfaction of the applicable performance goals as if Mr. Bredahl’s services to the Company had not ended, and without proration, and (b) all unvested Company time-vesting restricted shares held by Mr. Bredahl will remain outstanding and continue to vest on the schedule set forth in the award agreement as if Mr. Bredahl’s services to the Company had not ended, subject to the Board’s determination as of each applicable vesting date that Mr. Bredahl has complied in all respects with his post-termination responsibilities.

Each of the foregoing payments and benefits are contingent on Mr. Bredahl executing and not revoking his Separation Agreement and Mr. Bredahl’s ongoing compliance with customary restrictive covenants following his separation. The foregoing description of the Separation Agreement is subject to, and qualified in its entirety by, the complete text of such agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019.

In addition to Mr. Bredahl’s departure, the Company also issued a press release on May 9, 2019 describing certain leadership changes with respect to its U.S. subsidiaries, including that Manoj Gupta, previously President of Third Point Reinsurance (USA) Ltd., is no longer with the Company. These press releases are filed as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2019	/s/ Christopher S. Coleman
	Name:	Christopher S. Coleman
	Title:	Chief Financial Officer